  EXHIBIT 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), is made and entered into on July 15, 2022 and effective as of August 31, 2022 (the “Effective Date”), by and among CODY DEVELOPMENT HOLDINGS, INC. (formerly, Deseo Swimwear, Inc.), a corporation organized under the laws of the State of Nevada (the “Company”); CODY DEVELOPMENT CORP., a corporation organized under the law of the State of Louisiana (“Cody”) RICKS INVESTMENTS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Majority Stockholder”) and JON DARMSTADTER, an individual (the “Consultant”).

W I T N E S S E T H:

WHEREAS, on or about the Effective Date in a series of transactions, the Company acquired 100% of the capital stock of Cody and the Majority Stockholder purchased in excess of 80% of the issued and outstanding shares of common stock of the Company;

WHEREAS, 100% of the equity capital of the majority Stockholder is owned by Steven Ricks, an individual (“Ricks”); and

WHEREAS, subject to the terms and conditions set forth below, the Company, Cody and any Affiliates of the Majority Stockholder (collectively, the “Company Group”) and its  desires to engage the Consultant to render certain services to the Company as described below; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Engagement of Consultant. Subject to the provisions of this Agreement, the Company Group agrees to engage the Consultant to provide the Services, all upon the terms and subject to the conditions set forth herein. As used in this Agreement, the term “Company” shall mean and include the members of the Company Group.

2. The Services. The consulting services to be provided by Consultant shall consist of and include (a) advising the Company on strategic alliances and joint ventures; (b) assisting in the negotiation of agreements to generate sales revenue, product marketing and business development arrangements in the United States and internationally, and (c) assisting the management of the Company in connection with the negotiation of debt and equity financing initiatives.

3. Terms of Consultant

3.1 Business Development Advisor. In connection with the performance of the Services, the Consultant agrees to serve as a Business Development Advisor of the Company. In such connection, the Consultant shall not be deemed to be an executive officer of the Company, and shall report to its Chief Executive Officer (CEO), or designate(s) of the CEO, and shall respond promptly to inquiries from the Board of Directors of the Company. The Consultant shall have the duties and responsibilities assigned to him from time to time by such individuals, but at all times consistent with the Services to be provided hereunder.

3.2 Time Parameters and Outside Activities. The Consultant shall devote such time and attention to the Company as both he and the Company deem, in good faith, to be reasonably necessary to perform the Services. Notwithstanding anything to the contrary, express or implied set forth in this Agreement, the parties hereto acknowledge and agree that (a) the Consultant shall not have any required fixed hours, or fixed location, whether per day, per week or per month, during the Term of this Agreement, in which to perform Services, provided that the Company may establish a minimum number of hours per month required should it become reasonably necessary; (b) the Consultant has and may have a number of other business interests and investments unrelated to the Company; and (c) the Consultant currently serve and hereafter may serve as an officer, director or stockholder of, or consultant to, any other individual, corporation, limited liability company, partnership or other entity (each, a “Person”), provided that the Consultant agrees not to serve as a consultant, company officer, or director with a competitor of the Company during the Term of this Agreement. In addition, during the Term of this Agreement and for a period of three years thereafter, the Consultant shall not seek to solicit any employees or customers or clients of the Company to do business with the Consultant or any Person with whom the Consultant is then affiliated with.;

3.3 Performance. Within the time parameters set forth above, the Consultant and the Consultant will abide by all policies and decisions made by the Company, as well as all applicable federal, state and local laws, regulations or ordinances. Consultant will act in the best interest of the Company at all times.

3.4 Location. The Consultant will be located in Sag Harbor, New York. At Company’s expense, subject to prior written approval of the Company, Consultant will engage in such traveling as may be reasonably required for the performance of the Services on behalf of the Company. Written approval may be documented through email or facsimile messages. If such travel includes unrelated business purposes of the Consultant, the expenses incurred shall be apportioned appropriately.

4. Term of Agreement and Termination.

4.1 Term. This Agreement shall commence on and as of the Effective Date and, unless sooner terminated in accordance with Section 4.2 below, shall continue for the period ending on August 31, 2025 (the “Term”); provided, that if (a) the consolidated net revenues of the Company over the three year Term equal or exceed $15,000,000, and (b) the consolidated net revenues of the Company in the third anniversary year of the Term ending August 31, 2025 equal or exceed consolidated net revenues in the second anniversary year of the Term ending August 31, 2024, the Term shall be extended to August 31, 2026; and provided further if consolidated net revenues of the Company in the anniversary year ending August 31, 2026 equal or exceed $15,000,000, then and in such event the Term of this Agreement shall be extended to August 31, 2027. Subject at all times to Section 4.2 below, such Term, as the same may be extended by the Company and the Consultant is herein, sometimes referred to as the “Term”.

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4.2 Termination. The ongoing Services of the Consultant referred to in Section 2 may be terminated immediately for “Cause” by the Company. As used herein, the term “Cause” shall mean and be limited to:

(a) a breach by Consultant of any of his covenants and agreements set forth herein which, if capable of cure, shall not be cured to the reasonable satisfaction of the Company within 10 days of notice by the Company of such breach;

(b) conviction of the Consultant of any felony or crime involving securities fraud or moral turpitude;

(c) for so long as Consultant shall be a Consultant to the Company, his misappropriation of any corporate opportunity or asset available or belong to the Company or the material breach of his fiduciary duties of care and loyalty to the Company; or

(d) if the Consultant becomes a “bad actor” as defined in Rule 262 of Regulation A.

5. Consulting Fee. As total compensation for his Services under this Agreement, the Company shall pay to the Consultant a fee equal to two percent (2%) of the consolidated net revenues of the Company (the “Consulting Fee”). Such Consulting Fee, shall be paid in monthly installments based on 2% of the net consolidated revenues of the Company at the end of each month; which Consulting Fee shall be paid by the 20th day of the immediately succeeding month. At such time as the Company files reports on Form 10-Q or Form 10-K with the SEC, to the extent necessary, the Company and the Consultants shall mutually adjust the Consulting Fee based on the reported quarterly and annual net consolidated revenues of the Company. The Consulting Fee shall be paid in cash; provided, that, if both the Company and the Consultant mutually agree, may be paid in whole or in party in shares of common stock of the parent public Company, valued at 100% of the closing price as traded on any national securities exchange or trading market at the time of issuance.

6. Expenses. The Consultant shall be reimbursed by the Company for any actual out of pocket business expenses incurred by them in connection with the Services on behalf of the Company in accordance with the Company’s customary policies and procedures. All expenses shall require pre-approval by the Company’s Chief Financial Officer, including anticipated travel and other expenses. Consultant will adhere to the Company’s travel policies and expense submissions, including legal invoices for the fees and expenses of its legal counsel, and has been advised of and will comply with the same. The Company reserves the right to change such policies and procedures on a prospective basis, at any time, effective upon reasonable notice to Consultant.

7. No Violation of Rights of Third Parties. Consultant represents and warrants to the Company that he is not currently a party, and will not become a party, to any other agreement that is in conflict with, or will prevent both of them from complying with this Agreement, or breach any other agreement or violate any duty which they may have to any other Person.

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8. Confidential Information.

(a) The term “Confidential Information” and “Trade Secrets” is used herein in its legal sense and means any information in the possession of the Company, which is kept or intended to be kept as a secret from others and the secrecy of which provides a measurable commercial benefit to Company or any of its subsidiaries and/or affiliate entities. Consultant agrees to keep strictly confidential, and to use solely for purposes of performing the Services, any intellectual property or Confidential Information and Trade Secrets disclosed to Consultant by Company or any of its subsidiaries and/or affiliate entities or its customers and suppliers in the course of Consultant’s engagement. For the purposes of this agreement, Confidential Information shall include, without limitation: all of the Company’s business plans, strategies, proposed or pending construction contracts, corporate policies, financial information, operation of technical information, marketing information, customer lists and preferences, current or anticipated customer requirements, price lists, marketing studies, sales analyses, product plans, supplier information, employee information, organizational structure, employee lists, information regarding labor relations, employee remuneration and any other confidential information concerning the business and affairs of Company, any of its subsidiaries and/or affiliate entities or its customers and suppliers, including information which, though technically not trade secrets, the unauthorized dissemination or knowledge of which might prove prejudicial to the business interests of Company or any of its subsidiaries and/or affiliate entities. Consultant understands that both the Confidential Information and intellectual property are proprietary rights that the Company or any of its subsidiaries and/or affiliate entities is entitled to protect, and accordingly, Consultant agree not to disclose such information either during or subsequent to the Term of this Agreement without the prior written consent of the Company, or to make use of such information for Consultant’s or Consultant’s personal benefit, or for the benefit of any other person, firm, corporation or entity.

(b) Notwithstanding Section 7(a) above, Consultant will not be required to maintain as confidential any Confidential Information or Trade Secrets that (i) becomes generally available to the public other than as a result of a disclosure by the Consultant; or (ii) is required to be disclosed pursuant to the terms of a valid subpoena or order by any Governmental Authority or under any Law or other legal requirement, including applicable federal and state securities laws; and provided, further, that the Consultant may disclose Confidential Information (iii) to their counsel, accountants and agents on a need-to- know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information or Trade Secrets) and (iv) in any action, suit or proceeding between the parties. In the event that the Consultant or any of their Affiliates are requested or required to disclose any Confidential Information or Trade Secrets pursuant to the preceding clause (ii), the Consultant shall provide Company with prompt written notice of the request or requirement so that Company may, at the Company’s cost, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 7(b).

(c) Consultant agrees that all Trade Secrets, copyrightable, or patentable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during Consultant’s provision of services to the Company prior to the date hereof, and during the term of this Agreement, that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agree to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

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9. No Other Remuneration. The parties hereto acknowledge that the Consultant is not a registered broker or dealer under the Securities Exchange Act of 1934, as amended, or associated persons of any broker-dealer. Accordingly, the Consultant shall not furnish services related to the sale of securities by the Company or receive any fees or other remuneration in connection with any offer or sale of securities by the Company, whether from investment bankers, underwriters, placement agents or other Persons.

10. General Provisions.

10.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Consultant may assign its rights and obligations under this Agreement to the Consultant. However, the Consultant shall not be entitled to assign any of Consultant’s rights or obligations under this Agreement.

10.2 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party thereafter from enforcing each and every other provision of this Agreement.

10.3 Severability. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

10.4 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Consultant has participated in the negotiation of its terms. Furthermore, Consultant acknowledges that Consultant has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

10.5 Dispute Resolution. In the event of any dispute or claim relating to or arising out of the employment relationship described herein, each of the parties hereby agree that (i) any and all disputes between the parties shall be fully and finally resolved by binding arbitration in accordance with the then binding procedures of the JAMS Dispute Resolution System located in the State of New York, City of New York, (ii) each of the parties hereby waives any and all rights to a jury trial but the award of the arbitrators may be enforced in any federal or state court referred to in Section 9.6 below, (iii) the arbitration shall provide for adequate discovery, and (iv) the losing party shall pay all but the first $125 of the arbitration fees.

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10.6 Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Each party consents to the jurisdiction and venue of the federal and state courts in the State of New York, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement, and agrees that the federal and state courts in the State of New York shall have exclusive jurisdiction over any dispute arising between the parties related to this Agreement.

10.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth under the signatures below, or such other address as either party may specify in writing.

10.8 Survival. Section 8 (“Confidential Information”), Section 9 (“No Other Remuneration”), and Section 10.9 (“Entire Agreement”) of this Agreement shall survive termination of this Agreement.

10.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of the Consultant, the Consultant and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

[signature page follows]

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IN WITNESS WHEREOF, THE PARTIES TO THIS CONSULTING AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE FIRST DATE WRITTEN ABOVE.

CODY DEVELOPMENT HOLDINGS, INC. (formerly, Deseo Swimwear, Inc.)

By:
Steven Ricks, Chief Executive Officer,

CODY DEVELOPMENT CORP.

By:
Steven Ricks, Chief Executive Officer

RICKS INVESTMENTS, LLC,

By:
Steven Ricks, Member and Manager

JON DARMSTADTER

Signature Page

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CODY DEVELOPMENT HOLDINGS, INC.
(formerly, **Deseo Swimwear, Inc.**)

DocuSigned by:

By:______________________________

Steven Ricks, Chief Executive Officer,

CODY DEVELOPMENT CORP.

DocuSigned by:

By:______________________________

Steven Ricks, Chief Executive Officer

RICKS INVESTMENTS, LLC,

DocuSigned by:

By:______________________________

Steven Ricks, Member and Manager

DocuSigned by:

____

JON DARMSTADTER

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